INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

No. [redacted]

Shares



Cienega Creek Holdings, Inc.

AUTHORIZED 75,000,000 SHARES COMMON STOCK $0.001 PAR VALUE

SAMPLE

THIS CERTIFIES THAT ______________________________ *is the owner of*

______________________________ *Shares of the Capital Stock of*

Cienega Creek Holdings, Inc.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, *the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this* __________ *day of* ______________ *A.D. 20*__

PRESIDENT XXXXXXXXXXX TREASURER XXXXXXXXXXX

SHARES EACH